                                                              Exhibit 23

                   Letterhead of Kenny S&P Evaluation Services
                      (a division of J.J. Kenny Co., Inc.)

                                 June 13, 2001

Prudential Securities Incorporated
1 New York Plaza
New York, NY  10292


                           Re:      National Municipal Trust
                                    Post-Effective Amendment No. 6
                                    Series 175

Gentlemen:

     We have examined the post-effective Amendment to the Registration Statement File No. 33-57475 for the above-captioned trust. We hereby acknowledge that Kenny S&P Evaluation Services, a division of J.J. Kenny Co., Inc. is currently acting as the evaluator for the trust. We hereby consent to the use in the Registration Statement of the reference to Kenny S&P Evaluation Services, a division of J.J. Kenny Co., Inc. as evaluator.

     In addition, we hereby confirm that the ratings indicated in the Registration Statement for the respective bonds comprising the trust portfolio are the ratings indicated in our KENNYBASE database as of the date of the Evaluation Report.

     You are hereby authorized to file a copy of this letter with the Securities and Exchange Commission.


                                                              Sincerely,

                                                              Frank A. Ciccotto
                                                              Frank A. Ciccotto
                                                              Vice President